FOR IMMEDIATE RELEASE

Prologis Reports Third Quarter 2021 Earnings Results

SAN FRANCISCO (October 15, 2021) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the third quarter of 2021.

Net earnings per diluted share was $0.97 for the quarter compared with $0.40 for the third quarter of 2020. Core funds from operations (Core FFO)* per diluted share was $1.04 for the quarter compared with $0.90 for the same period in 2020.

“Our third quarter results were underpinned by record increases in market rents and valuations,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Operating conditions are being shaped by the structural forces driving demand. With vacancies at unprecedented lows, space in our markets is effectively sold out.”

OPERATING PERFORMANCE

Owned & Managed	3Q21	Notes
Average Occupancy	96.6%	Up 60bps from Q2 2021, 98.0% leased as of September 30, 2021
Leases Commenced	49.5MSF	42.1MSF operating portfolio and 7.4MSF development portfolio
Retention	79.3%

Prologis Share	3Q21	Notes
Net Effective Rent Change	27.9%
Cash Rent Change	12.9%
Cash Same Store NOI*	6.7%	US at 6.9%; Intl. at 5.9%

DEPLOYMENT ACTIVITY

Prologis Share	3Q21
Building Acquisitions	$373M
Weighted avg stabilized cap rate	5.0%
Development Stabilizations	$368M
Estimated weighted avg yield	5.9%
Estimated weighted avg margin	47.2%
Estimated value creation	$173M
% Build-to-suit	54.8%
Development Starts	$1,449M
Estimated weighted avg yield	5.8%
Estimated weighted avg margin	36.1%
Estimated value creation	$523M
% Build-to-suit	60.3%
Total Dispositions and Contributions	$732M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.1%

BALANCE SHEET & LIQUIDITY

During the third quarter, Prologis and its co-investment ventures issued $1.3 billion of debt at a weighted average interest rate of 2.1 percent. This activity includes $169 million in green bond raises. The company has maintained its leading liquidity position with approximately $5.5 billion in cash and availability on its credit facilities.

As of September 30, 2021, debt as a percentage of total market capitalization was 16.7 percent, and the company’s weighted average interest rate on its share of total debt was 1.8 percent with a weighted average term of 10.4 years. The combined investment capacity of Prologis and its open-ended ventures, at levels in line with their current ratings, is approximately $15 billion.

2021 GUIDANCE

“Our earnings potential is unrivaled,” said Thomas S. Olinger, chief financial officer, Prologis. “Most of the benefit from the current environment will accrue to the future given our 22% in-place-to-market rent spread, the valuation impact on our promotes, our leverage capacity, the $21 billion of development build-out and, most importantly, the vast opportunity set that our global footprint provides.”

2021 GUIDANCE

Earnings (per diluted share)                                                Previous                           Revised                       Change at M.P.

Net Earnings	$3.08 to $3.14	$3.64 to $3.68	17.7%
Core FFO*	$4.04 to $4.08	$4.11 to $4.13	1.5%
Core FFO, excluding net promote income*	$4.02 to $4.06	$4.06 to $4.08	0.7%

Operations

Average occupancy	96.25% to 96.75%	96.25% to 96.75%	-
Cash Same Store NOI* - PLD share	5.25% to 5.75%	5.75% to 6.00%	38 bps

Strategic Capital (in millions)

Strategic capital revenue, excl promote revenue	$465 to $475	$480 to $485	2.7%
Net promote income	$15	$40	$25

G&A (in millions)

General & administrative expenses	$295 to $305	$295 to $300	(0.8%)

Capital Deployment – Prologis Share (in millions)          Previous                           Revised                       Change at M.P.

Development stabilizations	$2,200 to $2,400	$2,200 to $2,400	-
Development starts	$3,050 to $3,350	$3,500 to $3,800	14.1%
Building acquisitions	$700 to $900	$1,200 to $1,400	62.5%
Building contributions	$1,850 to $2,150	$1,850 to $2,150	-
Building and land dispositions	$2,050 to $2,350	$2,150 to $2,450	4.5%
Net sources/(uses)	$150 to $250	($600) to ($700)	($850)
Realized development gains	$775 to $825	$775 to $825	-

*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2021 relates predominantly to these items. Please refer to our second quarter Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

October 15, 2021, CALL DETAILS
The call will take place on Friday, October 15, 2021, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (833) 968-2252 (toll-free from the United States and Canada) or +1 (778) 560-2807 (from all other countries) and enter conference code 1931016. A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available October 15–29 at +1 (800) 585-8367 (from the United States and Canada) or +1 (416) 621-4642 (from all other countries) using conference code 1931016. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations".

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2021, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 994 million square feet (92 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,500 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jennifer Nelson, +1 415 733 9409, jnelson2@prologis.com, San Francisco

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